UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   June 26, 2006 (June 23, 2006)

TOYS “R” US, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470
(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500
Registrant's Telephone Number, including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

Since August 2004, John Barbour has served as Executive Vice President of Toys "R" Us, Inc. (the "Company") and President of Toys "R" Us - U.S. division. On June 23, 2006, Mr. Barbour's employment with the Company was terminated without cause. Pursuant to the terms of his Retention Agreement, dated as of November 1, 2004, as amended, as previously filed with the Commission (the "Retention Agreement"), and subject to Mr. Barbour signing a release of claims in respect of his employment with the Company, Mr. Barbour will receive a lump-sum severance payment of $3,535,270, consisting of his pro-rata annual bonus for fiscal year 2006, two times the sum of his current base salary and target annual bonus, and a make-up payment for fiscal years 2007 and 2008 under the Company's 401(k)/profit sharing plan. In addition, pursuant to the Retention Agreement and subject to Mr. Barbour signing a release of claims in respect of his employment with the Company, Mr. Barbour will receive two make-up payments under the Supplemental Executive Retirement Plan (the "SERP") in February 2007 and 2008, totaling approximately $222,400 in the aggregate and representing the SERP contributions that would have been made to him if he had remained employed through those dates. As provided in the Retention Agreement, for a period of 24 months after his termination date (i.e., until June 23, 2008) the Company will continue to provide Mr. Barbour with a leased automobile and financial planning services, and he will continue to be covered by a Company-owned life insurance policy that would provide his estate or beneficiary life insurance protection if he should die before June 24, 2008.

Pursuant to the Retention Agreement, Mr. Barbour may elect to continue health benefits under the Company's medical and dental plans until his age 65 or, if earlier, until he obtains medical benefits from another employer. If he elects such coverage, he will be required to pay the premiums charged to active employees for the first 24 months of coverage, and thereafter he will be required to pay the premiums charged to former employees pursuant to Section 4980B of the Internal Revenue Code (COBRA).

If and to the extent that Mr. Barbour incurs an excise tax under Section 4999 of the Internal Revenue Code by reason of the Company's July 2005 merger, the Company will make an additional payment to him sufficient to cover such excise tax and the related income, employment and excise taxes that would apply to such additional payment.

Mr. Barbour is obligated to comply with certain restricted covenants related to non-competition, non-solicitation of protected employees, and protection of confidential information, as provided in the Retention Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: June 26, 2006	By:	/s/ F. Clay Creasey, Jr.
	Name:	F. Clay Creasey, Jr.
	Title:	Executive Vice President -
Chief Financial Officer